INDEPENDENT AUDITORS' CONSENT

President Casinos, Inc.:

We consent to the incorporated be reference in the Registration Statement of President Casinos, Inc. 1992 Stock Option Plan as amended of President Casinos, Inc. ("Company") on Form S-8 of our report dated May 13, 1997, appearing in this Annual Report on Form 10-K of the Company for the year ended February 28, 1997.


/s/ Deloitte & Touche LLP
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St. Louis, Missouri

                                     F-83